Exhibit 10.25

PROMISSORY NOTE

Up to $1,650,000.00 (the “Principal Amount”)	Norwalk, Connecticut
July 1, 2010 (the “Note Date”)

FOR VALUE RECEIVED, CASTLEROCK SECURITY INC., a Delaware corporation, and any entity or person that shall be permitted by Payee to succeed, by merger or otherwise, to or assume the obligations of any Borrower under this Note (“Borrower”), promises to pay to the order of Whitecap (US) Fund I, LP, a Delaware limited partnership, or its successors and permitted assigns (“Payee”), the Principal Amount or so much of such sum advanced by Payee to the Borrower from time to time as set forth on Schedule A hereto, as may be amended from time to time, together with accrued interest on the unpaid Principal Amount from time to time thereon as described in this Promissory Note (as may be modified, amended, supplemented, extended or consolidated in writing and any note(s) issued in exchange therefore or in replacement thereof, this “Note”) until all amounts due hereunder are fully repaid as set forth below.

1.             Interest and Payment.

(a)               Interest.  Interest on the Principal Amount shall accrue at an annual rate equivalent to 10% per annum from the date on which the applicable advance was made until, but not including, the date upon which the Borrower pays the entire outstanding Principal Amount and interest accrued pursuant to this Note.

(b)              Payment.  The full Principal Amount, together with all accrued and unpaid interest thereupon shall be due and payable on the earlier of: (i) November 30, 2012; (ii) the date which is six months after the repayment of all Obligations by the Borrower to Siemens First Capital Commercial Finance LLC; or (iii) the occurrence of an Event of Default pursuant to this Note (the “Final Maturity Date”).

(c)               Computations.  All computations of interest and fees payable hereunder shall be based upon a year of twelve 30-day months.

(d)              Form of Payment.  Principal and interest payment obligations evidenced hereby are payable only in lawful money of the United States.  The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.  Whenever any payment on this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest of this Note.

(e)               No Waiver.  The failure of Payee to immediately exercise its option to accelerate this Note upon the happening of an Event of Default shall not constitute a waiver of Payee’s right to exercise any such option at that time or at any subsequent time with respect to such uncured Event of Default or any other Event of Default.  The acceptance by Payee of any payment hereunder which is less than payment in full of all amounts then due and payable hereunder shall not constitute a waiver of or impair, reduce, release or extinguish Payee’s rights and remedies at that time or any subsequent time or nullify any prior exercise by Payee of its rights.

(f)               Lawful Rate.  All agreements between Borrower and Payee are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to Payee and arising from the use, forbearance or detention of money advanced hereunder, exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.  If, from any circumstances whatsoever, the fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.  This provision shall control every other provision of any agreement between the Borrower and Payee.

2.             Default.

(a)                                            Event of Default.  For purposes of this Note, the term “Event of Default” shall include any of the following:  (i) Borrower fails to make any payment of principal or interest in whole or in part within ten (10) days after the date on which such payment is due under the terms of this Note; (ii)  Borrower shall become insolvent or shall file a voluntary petition under the federal bankruptcy laws or a petition to take advantage of any other bankruptcy or insolvency law; (iii)  a custodian, receiver or trustee of all or any part of Borrower’s property shall be appointed; (iv) Borrower shall make any assignment for the benefit of its creditors; (v) any involuntary petition against Borrower shall be filed under federal bankruptcy laws or any other bankruptcy or insolvency laws and such petition shall not be dismissed within thirty (30) days; or (vi) upon the declaration of an Event of Default under any loan agreement by any Borrower with any other party, including but not limited to Siemens First Capital Commercial Finance LLC.

(b)                                 Remedies/Notice of Default.  Upon the occurrence of an Event of Default, Payee may, at its option, accelerate repayment of this Note, in which case the outstanding Principal under this Note, all interest accrued thereon and remaining unpaid, and all other amounts owing hereunder shall be due and payable immediately.  Upon any such Event of Default, Payee may pursue any legal or equitable remedies.

3.                                       Acceleration By Borrower.  At any time prior to the Maturity Date, Borrower may prepay, without penalty or premium, any portion or all of the outstanding Principal and interest due under this Note.  In no event shall prepayment act to defer or satisfy any continuing obligations of the Borrowers under this Note unless and until such prepayment is made in the full amount otherwise due under this Note.

4.                                       General Provisions.

(a)                                No Right of Setoff and Waiver of Presentment.  All payments under this Note shall be made unconditionally, indefeasibly and in full without deduction, setoff, recoupment, counterclaim, or other defense, all of which are hereby waived to the maximum extent permitted by applicable law.  If Borrower or any of its affiliates assert any claim, recoupment, setoff, defense or other right to the contrary, Borrower shall notify Payee in writing immediately, and Borrower represents and warrants that it presently has no such claims, recoupments, setoffs, defenses or other such rights.  Borrower hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

(b)                               Amendment.  Any term of this Note may be amended or waived only with the written consent of the Payee and Borrower.  Unless otherwise provided for herein, Payee shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee and then only to the extent specifically set forth in such writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to, or waiver of any right or remedy as to a subsequent event.  No delay or omission of Payee to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Payee of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(c)                                Cumulative Remedies.  The remedies of Payee as provided herein, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Payee’s sole discretion and may be exercised as often as occasion therefor shall occur.

(d)                               Governing Law.  This Note shall be governed by and construed in accordance with, and under the substantive laws of the State of Connecticut, notwithstanding its choice of law provisions.

(e)                                  Assignment.  This Note shall be binding upon each party and its permitted successors and assigns.  This Note may not be assigned by Borrower.

(f)                                    Notices.  All notices and other communications required to be permitted hereunder shall be in writing and shall be delivered by certified mail, postage prepaid, at the respective addresses as set forth herein or such other address as may be provided in a notice to the other party, by facsimile transmission, or by electronic mail.

If to Borrower:	CASTLEROCK SECURITY, INC.
2101 South Arlington Heights Road
Arlington Heights, IL
Attention: Brian Johnson
Tel. No. (847) 956-2929
E-mail: bjohnson@castlerocksecurity.com

If to Payee:	WHITECAP (US) FUND I, LP
800 Connecticut Avenue, Suite E-403
Norwalk, Connecticut 06854
Attention: Westin Lovy
Tel. No. (203) 656-4848
Fax No. (203) 656-4848
E-mail: westin@whitecapadvisors.com

(g)                               Registration.  Notwithstanding anything to the contrary contained herein, this Note and all obligations evidenced hereby is a registered obligation and the right, title, and interest of the Payee and its assignees in and to such Loan shall be transferable only upon notation of such transfer in the Register

(defined below).  This Note shall only evidence the Payee’s or its assignee’s right, title and interest in and to the related Loan, and in no event is any such Loan to be considered a bearer instrument or obligation.  This Section (g) shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986, as amended, and any related Treasury Regulations promulgated thereunder.

Payee, as Agent and on behalf of Borrower, shall maintain a copy of each assignment document delivered to and accepted by it and a register for the recording of the names and addresses of the Payee and its assignees and principal amount of the Note and interest thereon owed to the applicable Payee and its assignees by the Borrower from time to time (the “Register”).  Any assignment shall not be effective until such assignment is recorded in the Register.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Payee and its assignees may treat each person whose name is recorded in the Register as the Lender or assignee, as applicable, for all purposes of this Agreement.  The Register shall be available for inspection by the Payee and its assignees at any reasonable time and from time to time upon reasonable prior notice.

(h)                                 Severability.  If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effect the provisions of this Note.

(i)                                     Facsimiles.  Each party agrees that facsimile signatures of this Note will be evidence of a valid and binding execution of it.

(j)                                     Interpretation.  The Section headings are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of any of the provisions of this Note.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

BORROWER:

CASTLEROCK SECURITY, INC.

By:	/s/ Brian E. Johnson
Brian E. Johnson, President & CEO

Schedule A

Date	Principal Amount Advanced

July 1, 2010	$100,000

August 4, 2010	$200,000

October 20, 2010	$600,000